Exhibit 10.5

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into effective as of January 24, 2024, by and among 392 WINCHESTER INVESTMENTS LLC, a Utah limited liability company, and 392 WINCHESTER INVESTMENTS II LLC, a Utah limited liability company (collectively, “Landlord”), and FATPIPE, INC., a Utah corporation (“Tenant”).

RECITALS

WHEREAS, Landlord, as successor to WCF Mutual Insurance Company, and Tenant are parties to that certain Office Lease dated November 30, 2018, as amended by the Commencement Date Certificate dated on or about May 6, 2022 (collectively, the “Lease”) pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Landlord, the Premises (as defined in the Lease). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.

WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the terms set forth below.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:

AGREEMENT

1. Extension of Term. The Term of the Lease is hereby extended for a period of four (4) years, commencing on July 1, 2024, and expiring on June 30, 2028. Tenant shall retain the Renewal Option set forth in Paragraph 3.2 of the Lease to extend the Term for five (5) years, subject to the terms set forth in Paragraph 3.2 of the Lease.

2. Basic Monthly Rent. Commencing on July 1, 2024, the term “Basic Monthly Rent” shall mean the following amount(s) per calendar month for the period(s) indicated:

Period(s)	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
July 1, 2024 – June 30, 2025	$29,141.25	$22.50
July 1, 2025 – June 30, 2026	$30,015.49	$23.18
July 1, 2026 – June 30, 2027	$30,915.95	$23.87
July 1, 2027 – June 30, 2028	$31,843.43	$24.59

3. December Rent Abatement. So long as no default exists under the Lease, Tenant shall have the right to abate 25% of Basic Monthly Rent for the month of December 2024 in the amount of $7,285.31. Accordingly, Basic Monthly Rent payable for the month of December 2024 shall be $21,855.94. Notwithstanding anything in the Lease to the contrary, including, without limitation, Paragraph 1.1 of the Lease, Tenant shall have no right to abate Basic Monthly Rent, except as expressly set forth herein with respect to December 2024.

4. Abatement of Operating Expenses Prior to 2024. So long as no default exists under the Lease, Tenant’s Share of Operating Expenses are hereby abated for the period prior to the new 2024 base year. Notwithstanding anything in the Lease to the contrary, including, without limitation, Paragraph 1.1 of the Lease, Tenant shall have no right to abate Tenant’s Share of Operating Expenses, except as expressly set forth herein with respect to the period prior to the new 2024 base year.

5. Amendment to Base Year. The reference to “Calendar Year 2019” in Paragraph5 .1.1 as the base year shall be replaced with “Calendar Year 2024”, and (ii) the reference to calendar year “2020” in Paragraph 5.2 as the first Comparison Year shall be replaced with calendar year “2025”.

6. Landlord Statements. Any statement of Tenant’s Share of Operating Expenses delivered to Tenant pursuant to Paragraph 5.2 of the Lease shall also include invoices evidencing the Operating Expenses. Notwithstanding Paragraph 5.4 of the Lease, Tenant shall have no right to dispute or challenge the amounts set forth in any such statement delivered pursuant to Paragraph 5.2 of the Lease.

7. Amendment to Tenant’s Parking Stall Allocation. The definition of “Tenant’s Parking Stall Allocation” set forth in Paragraph 1.16 of the Lease is hereby deleted and replaced with the following:

“1.16. “Tenant’s Parking Stall Allocation” means Tenant shall have the right to use a number of parking stalls located on the Property equal to 4.5 parking stalls per 1,000 usable square feet of the Premises. Tenant acknowledges that (i) the parking stalls located on the Premises are for use by all Tenant’s in the Building according to each tenant’s respective Parking Stall Allocation, and Tenant’s Parking Stall Allocation includes one reserved covered parking stall; (ii) Tenant’s Parking Stall Allocation shall be subject to any reservation of parking stalls granted to other tenants, and (iii) Tenant’s Parking Stall Allocation shall be located generally within the parking lots located on the Property but it is not required that such parking stalls be made available in any designated portion of such parking lots. In the event access to the parking lots is restricted by mechanical means, Landlord shall provide Tenant with access cards at no cost to Tenant. Landlord shall have the right to charge a reasonable fee for replacement cards; provided in no event shall such fee be less than $25.00 per card.”

8. Omnibus Amendment. Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraph. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.

9. Entire Agreement. This Amendment contains the entire understanding of Tenant and Landlord and supersedes all prior oral or written understandings relating to the subject matter set forth herein.

10. Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

11. Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.

12. Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

TENANT:	LANDLORD:

FATPIPE, INC.,	392 WINCHESTER INVESTMENTS
a Utah corporation	LLC, a Utah limited liability company

By:	By:	ARB Investments LLC, a Utah limited liability company
Name:	Its:	Manager
Title:
By:
	Name:	Robert Bowman
	Its:	Manager

392 WINCHESTER INVESTMENTS II
LLC, a Utah limited liability company

	By:	ARB Investments II LLC, a Utah limited liability company
	Its:	Manager

By:
	Name:	Robert Bowman
	Its:	Manage